                                                                      Exhibit 12

                            MACDERMID, INCORPORATED

                         COMPUTATION OF FINANCIAL RATIOS
                          (in thousands, except ratios)

                                                                       Fiscal Year Ended March 31,
                                                   1997         1998        1999        2000        2001        2001
                                                ---------    ---------   ---------   ---------   ---------   ---------
                                                                                                   ACTUAL        AS
                                                                                                              ADJUSTED
EARNINGS COMPUTATION

Add

Pretax income from continuing operations
      before adjustment for minority
      interests in consolidated subsidiaries
      or income or loss from equity
      investees .............................   $  46,917    $  59,309   $  83,467   $  77,052   $  54,937   $  54,937

Fixed charges ...............................      18,273       24,676      25,937      36,139      34,668      45,089

Amortization of capitalized interest ........        --           --          --          --          --          --

Distributed income of equity investees ......        --           --          --          --          --          --

Your share of pre-tax losses of equity
      investees for which charges arising
      from guarantees are included in fixed
      charges ...............................        --           --          --          --          --          --
                                                ---------    ---------   ---------   ---------   ---------   ---------

                                                $  65,190    $  83,985   $ 109,404   $ 113,191   $  89,605   $ 100,026
                                                =========    =========   =========   =========   =========   =========
Subtract

Interest capitalized ........................        --           --          --          --          --          --

Preference security dividend requirements
      of consolidated subsidiaries ..........        --           --          --          --          --          --

Minority interest in pre-tax income of
      subsidiaries that have not incurred
      fixed charges .........................        --           --          --          --          --          --
                                                ---------    ---------   ---------   ---------   ---------   ---------

Earnings for purposes of computation ........   $  65,190    $  83,985   $ 109,404   $ 113,191   $  89,605   $ 100,026
                                                =========    =========   =========   =========   =========   =========

FIXED CHARGES COMPUTATION

Interest expensed ...........................   $  18,036    $  22,237   $  25,639   $  31,043   $  33,224   $  43,645

Interest capitalized ........................        --           --          --          --          --          --

Amortized premiums, discounts and
      capitalized expenses related to
      indebtedness ..........................         237        2,439         298       5,096       1,444       1,444

Estimate of interest within rental expense ..        --           --          --          --          --          --

Preference security dividend requirements of
consolidated subsidiaries ...................        --           --          --          --          --          --
                                                ---------    ---------   ---------   ---------   ---------   ---------

Fixed charges for purposes of computation ...   $  18,273    $  24,676   $  25,937   $  36,139   $  34,668   $  45,089
                                                =========    =========   =========   =========   =========   =========

Preferred dividends .........................   $   1,836    $     309        --          --          --          --
                                                ---------    ---------   ---------   ---------   ---------   ---------
Fixed charges plus preferred dividends for
      purposes of computation ...............   $  20,109    $  24,985   $  25,937   $  36,139   $  34,668   $  45,089
                                                =========    =========   =========   =========   =========   =========


                                                                                                             2

                                                   1997         1998        1999        2000        2001        2001
                                                ---------    ---------   ---------   ---------   ---------   ---------
                                                                                                   ACTUAL        AS
                                                                                                              ADJUSTED
RATIO OF EARNINGS TO FIXED CHARGES ..........       3.57x        3.40x       4.22x       3.13x       2.58x       2.22x

RATIO OF EARNINGS TO FIXED CHARGES PLUS
      PREFERRED  DIVIDENDS ..................       3.24x        3.36x       4.22x       3.13x       2.58x       2.22x


EBITDA (before certain costs and expenses)(1)                                                    $ 143,951

As adjusted net interest expense(2) .........                                                                   42,745

RATIO OF EBITDA (BEFORE CERTAIN COSTS AND
      EXPENSES) TO AS ADJUSTED NET INTEREST
      EXPENSE ...............................                                                                    3.37x

NET DEBT COMPUTATION

Total debt ..................................                                                                $ 482,884

Less cash and cash equivalents ..............                                                                  (12,546)
                                                                                                             ---------
Net debt ....................................                                                                $ 470,338
                                                                                                             =========
RATIO OF NET DEBT TO EBITDA (BEFORE CERTAIN
      COSTS AND EXPENSES) ...................                                                                    3.27x


--------

      (1) See footnote 2 to "Selected Consolidated Historical and As Adjusted Financial Data" in the Registration Statement for further information regarding this item.

      (2) See footnote 6 to "Selected Consolidated Historical and As Adjusted Financial Data" in the Registration Statement for further information regarding this item.